Exhibit 1.01 2019 Avaya Holdings Corp. Conflict Minerals Report Reporting period: January 1, 2019 to December 31, 2019 The Conflict Minerals Report (the “Report”) is publicly available on the Company’s website at: https://www.avaya.com/en/about-avaya/corporate-responsibility. Exhibit 1.01 Avaya Holdings Corp. is providing this Report for the reporting period from January 1 to December 31, 2019. This Report is designed to provide the information required by the provisions of Rule 13(p) under the Securities Exchange Act of 1934 and the instructions to Form SD which require companies registered with the Securities and Exchange Commission (the “SEC”) to annually disclose the use of conflict minerals originating from the Democratic Republic of the Congo (the “DRC”) or adjoining countries (“covered countries”) and not from recycled or scrap sources that are necessary to the functionality or production of a manufactured product. Conflict minerals are identified as columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives, or simply tantalum, tin, tungsten and gold (collectively, “Conflict Minerals” or “3TG”). Use of the terms “Avaya” or the “Company” in this Report refer to Avaya Holdings Corp., a Delaware corporation, and its consolidated subsidiaries taken as a whole, unless the context otherwise indicates. The Company has conducted a reasonable country of origin inquiry (“RCOI”) and subsequent due diligence according to the 5-step approach detailed in the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas Third Edition (“OECD Guidance”), an internationally recognized due diligence framework, to determine if it knows or has reason to believe that the 3TGs identified in the Company’s products originated from sources in the covered countries. As a downstream user of minerals, the Company contracts the manufacture of products with electronic manufacturing suppliers (“EMS”), making it challenging to identify each of its source mines given the size of the Company’s supply chain and the Company’s lack of direct relationships with the mines and/or the smelters and refiners (the “SOR”) providing the minerals. The Company is reliant on industry initiatives (principally, the Responsible Minerals Initiative or “RMI”), manufacturing partners and parts vendors with whom the Company has direct relationships with to determine the source of the Conflict Minerals in the Company’s products. The Company utilizes RCOI data provided by the RMI. The Company also relies on the RMI to audit SORs for conformance to the Responsible Minerals Assurance Process (“RMAP”). This Report summarizes the Company’s process to identify and assess products contracted by the Company for manufacture by EMS partners that were sold during the relevant reporting period and contained 3TG. Executive Summary of the 2019 Conflict Minerals Program The Company performed an RCOI on the portion of its supply chain which provided products and parts containing 3TGs to determine the source of the 3TGs in such products and parts sold during the relevant reporting period. Ninety-six percent (96%) of such suppliers responded. The results from the Conflict Minerals Reporting Template (“CMRT”) returned by the suppliers showed 360 total SORs involved in the Company’s supply chain. Of the 360 SORs, 317 (plus two more that are not on the RMI drop down list but are conformant) could be found on the Standard Smelter List of the RMAP. These 319 SORs (listed in Appendix A) are either “conformant” (264), “active” (5) or “not active” (50). “Conformant” means that the 1 43508.00200

Exhibit 1.01 SOR has successfully passed an audit in accordance with the RMAP process. “Active” means the SOR is working with the RMI to complete the RMAP. “Not Active” means the SOR is not working with the RMI to become conformant. The other 41 SORs could not be found on the RMAP list and thus are considered “not active” and “not an eligible SOR” for RMAP conformance. The RMAP list of conformant and eligible SORs is produced by the RMI of the Responsible Business Alliance (“RBA”) and it identifies SORs which are eligible processors and some of which have been found to be conformant to the RMAP standards. RMI uses an independent third-party audit of SOR management systems and sourcing practices to validate smelters' management processes for alignment to the OECD Guidance. This category of 41 SORs not found in the RMAP list, require additional due diligence with the Company’s direct Suppliers to determine the actual SORs that performed the mineral processing. The Company cannot be certain about the origin of the Conflict Minerals used by smelters or entities that are not listed as RMAP-conformant SORs. The Company has partnered with Suppliers to obtain more information to determine the status of these smelters and entities. Notwithstanding that the Company was unable to confirm the source of some of the 3TGs used in its products, no independent private sector audit was performed of the Company’s due diligence processes this year. Avaya Company Overview Avaya Holdings Corp. (the “Parent” or “Avaya Holdings”), together with its consolidated subsidiaries (collectively, the “Company” or “Avaya”), is a global leader in digital communications products, solutions and services for businesses of all sizes. The Company builds open, converged and innovative solutions to enhance and simplify communications and collaboration in the cloud, on-premises or a hybrid of both. The Company's global, experienced team of professionals delivers award-winning services from initial planning and design, to seamless implementation and integration, to ongoing managed operations, optimization, training and support. Currently, the Company manages its business operations in two segments, Products & Solutions and Services. The Company sells directly through its worldwide sales force and indirectly through its global network of channel partners, including distributors, service providers, dealers, value-added sellers, system integrators and business partners that provide sales and services support. The Company outsources the design of some, and the manufacture of all, of its products and solutions. The Company business has two operating segments: Products & Solutions and Services. • Avaya Products & Solutions primarily develops, markets, and sells unified communications and contact center solutions, offered on premises, in the cloud, or as a hybrid solution. These integrate multiple forms of communications, including telephony, e-mail, instant messaging and video. • Avaya Services develops, markets and sells comprehensive end-to-end global service offerings that enable customers to evaluate, plan, design, implement, monitor, manage and optimize even complex enterprise communications networks. The Company’s Conflict Minerals Program Overview Avaya’s Conflict Minerals Program (hereinafter referred to as the “Program”) is one element of the Company’s broader human rights policies and programs. The Company is an affiliate member of the RBA and participates in the RBA’s RMI committees, such as the Plenary, the Due Diligence Practices Team and the Mineral Reporting Template Team and uses the results and data from RMI smelter or refiner audits, 2 43508.00200

Exhibit 1.01 which includes cross-recognized audit programs such as from the London Bullion Market Association (“LBMA”) and the Responsible Jewelry Council (“RJC”). The Company also uses guidance published by the RMI as it relates to downstream companies and incorporates the RMI CMRT, as well as the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), the OECD Guidance and related Supplements for tantalum, tin, tungsten and gold, into its Program. As further described below, three key elements of the Program are: I. Determination of Product Applicability II. The Reasonable Country of Origin Inquiry (RCOI) III. Due Diligence I. Determination of Product Applicability Each year, the Company creates a list of products and parts which it sold in the reporting calendar year that were contracted to be manufactured for the Company and that include 3TG. Products purchased off the shelf from Original Equipment Manufacturers (“OEMs”), and re-sold or passed through without modification, were excluded as the Company is not the manufacturer of those products. This list of in-scope products and parts, i.e. those products and parts which the Company contracted to be manufactured and contain 3TG, which was refined by assessing it against the Company’s previous year’s RCOI results, was provided to a third-party partner to conduct the Company’s RCOI. The third-party partner works under close supervision of the Company’s Conflict Minerals Program Manager. II. Reasonable Country of Origin Inquiry The Company outsources the design of some, and the manufacture of all, of its products and solutions. Therefore, the RCOI included the Company’s EMS providers, Original Design Manufacturers (“ODMs”) and the Company controlled suppliers (collectively with the EMS providers and the ODMs, the “Suppliers”) of parts and components used in the Company designed hardware products and parts that were sold to customers during calendar year 2019. Finished products and parts obtained from OEMs where the designs were not influenced by the Company (i.e., products or parts which were purchased and included in the Company’s solutions without modification or additional assembly) were excluded from the scope of the RCOI. The Company products and parts identified as containing the 3TGs not from recycled or scrap sources, which are in scope pursuant to Dodd-Frank requirements, consist of gateways, routers, servers, network infrastructure equipment and endpoints. As mentioned above, the Company’s RCOI was conducted using the CMRT, which was provided to in-scope Suppliers, along with educational materials and training to facilitate their completion of the CMRT. The Company also used the RMI RCOI Database to determine country of origin. Suppliers who did not respond to the request to complete the CMRT were escalated to the applicable Avaya Commodity Manager, who reminded them of their contractual obligation to provide this information. In addition, the Company leveraged information resources of the RMI, publicly available information published by the London Bullion Market Association and the Responsible Jewelry Council, as well as the resources of a third-party consultant to analyze the Supplier responses. The results of the information review were used to identify those Suppliers for which additional information and due diligence was required. The results of the assessments and the collected CMRTs were electronically stored. III. The Company’s Due Diligence Program (the “DD Program”) 3 43508.00200

Exhibit 1.01 The Company’s DD Program was designed in accordance with the OECD five step framework, which is the international framework currently recognized for compliance with the Dodd-Frank requirements. Step 1: The Company’s Management System For its DD Program, the Company has adopted a management system similar in nature to the Company’s Quality and Environmental Management systems by implementing a ‘Plan-Do-Check-Act’ mechanism for its Conflict Minerals processes. Under the DD Program, the Company has undertaken the following actions: • The Company developed a Conflict Minerals Policy and communicated it to Suppliers during the RCOI process and during annual supplier engagement forums. This Policy sets the expectation that direct material suppliers will “…source minerals [sic 3TG] from non-conflict regions or, if sourced from conflict regions, to identify whether the sourcing is conflict free (i.e. not used to fund conflicts in Covered Countries) through a reasonable due diligence program.” The policy and the requirement to provide a CMRT is included in new Requests for Quotations and supplier contracts. This policy is posted on the Company website at https://www.avaya.com/en/documents/conflict- minerals-policy-2018.pdf, and is updated from time to time as needed. The Company also developed Standard Operating Procedures (“SOPs”) that, with the Conflict Minerals Policy, define the Company’s process for conducting the DD Program. A cross-functional team of subject matter experts was assembled from Supply Chain Management, Product Compliance, Product Engineering, Research and Development, and the Environmental and Legal functions of the Company. Supply Chain Management leads the team and provides periodic updates to senior management. • The Company is a member of the RBA and participates in RMI as a member, which allowed the Company to learn from other companies and their Conflict Minerals plans and processes. This has led to DD Program improvements, including greater supply chain and customer transparency. • The Company continued to implement its document control program to manage and retain from year to year the documentation associated with each RCOI and related Due Diligence activities. • The Company partnered with Suppliers to identify the sources of Conflict Minerals in the products and parts that they provide to the Company, as indicated in the RCOI results. Suppliers were also engaged through periodic business reviews and an annual supplier forum to discuss compliance requirements. If significant risks, such as non-conformant smelters, are identified through the DD Program or other means, then it could ultimately cause the Company to suspend trade with, or disengage from, a Supplier. • The Company developed Conflict Minerals Vendor Training to instruct Suppliers on how to perform their own due diligence and how to fill out the CMRT form. To resolve grievances that Suppliers or SORs may have, the Company uses the publicly available RMI Grievance Mechanism. Suppliers are informed of this Grievance Mechanism in the Company’s Conflict Minerals Vendor Training. The Grievance Mechanism may be used for complaints against the Company, the RMI, the RMI RMAP or auditors used by the RMI, or for other grievances related to Conflict Minerals. The grievances, including corrective actions, are tracked and monitored by the RMI. The following is a link to the Grievance Mechanism: http://www.responsiblemineralsinitiative.org/responsible-minerals-assurance-process/grievance- mechanism 4 43508.00200

Exhibit 1.01 Step 2: Identify and Assess Risks in the Supply Chain The Company used the RCOI analysis results to identify Suppliers using SORs that are not engaged in an approved validation scheme (e.g., RMAP, London Bullion Market Association and the Responsible Jewelry Council) and to assess related supply chain risks. The Company evaluated the RCOI information collected using the CMRT, including performing a quality review of the results. If discrepancies, errors or omissions were identified, the response for that vendor was deemed unacceptable and was returned for correction by the vendor. Approximately 64% of the CMRTs collected were acceptable as received or successfully corrected by the vendor and accepted by the Company. Appropriate risk was assigned to the 36% of vendors who did not make the corrections requested by the Company. The Company reviewed and compared the responses with other information in the Company’s possession (in-Company experts, etc.) and, where appropriate, made further inquiries of the Company’s vendors. The Company followed a defined escalation process for vendors that did not respond to the request for CMRT data. All in-scope vendors received a CMRT Request email. Those not responding received reminder emails as needed. Internal Company buyers were identified for each vendor. Any vendor not responding to the emails was flagged to the Company for further action. Periodic meetings were held with the Conflict Minerals Program Team to review data collection efforts and determine additional steps to be taken. Possible steps considered, and taken where possible, included negative feedback to vendors and consideration of termination of vendor contracts. The result of this CMRT data collection effort is that the Company was able to identify suppliers/SORs posing a risk to the Company’s supply chain which were fed into Step 3 below. Step 3: Design and Implement a Strategy to Respond to Identified Risks To address the risks in the Company’s supply chain posed by the use of RMAP non-conformant SORs, the Company remains actively involved in the RBA and RMI, including participation in RMI committees such as the Plenary Team, Due Diligence Processes Team and Minerals Reporting Template Team, and in maintaining and executing the Company’s Conflict Minerals Program. The Company continues to work with supply chain partners to address reported non-conformant smelters, including dis- engagement or suspension if necessary, although the Company did not find it necessary to exercise dis- engagement or suspension in reporting year 19 (““RY19”), which is defined by the SEC Conflict Minerals Ruling to be calendar year 2019. The Company also works with supply chain partners to come to a resolution when requests for smelters in the supply chain to participate in the RMAP list program, or other approved schemes, are met with resistance or are not executed. Step 4: Independent third-party audit of our SOR due diligence practices As a downstream user of 3TG minerals and a member of the RMI, the Company leverages information from the independent third-party audits of the SORs facilitated by initiatives such as the RMI’s RMAP, London Bullion Market Association and the Responsible Jewelry Council to determine the SORs’ 5 43508.00200

Exhibit 1.01 practices. Over time, this effort has resulted in increasing the number of SORs in the Company’s supply chain that are RMAP-conformant. The Company actively participates in RMI activities, including involvement in sub-committees and contributing possible SOR names, to support the Company’s efforts to assess each SOR’s alignment to the OECD Guidance via the RMAP. Step 5: Annual Reporting on our Supply Chain Due Diligence The Company continues to provide an annual report of its Supply Chain Due Diligence Practice activities in accordance with the Dodd-Frank requirements, as evidenced by this Report. The Company participated in the RMI CMR Peer Review, which provides an opportunity to have a confidential review of a draft of the Company’s Conflict Mineral Report and receive valuable feedback from that review. Received verbal and written feedback was reviewed and considered for inclusion in the Company’s final Conflict Mineral Report. The Due Diligence results are summarized below. Efforts to Determine Conflict Minerals Country of Origin and Facilities used to Process Conflict Minerals The Company’s RCOI process and due diligence to determine the source of 3TGs in the Company’s products is based on data collection and partnership with Suppliers. The Company queried 152 Suppliers for the 2019 RCOI reporting period, of which 146 responded. The 6 that did not respond were escalated to Avaya Procurement and their lack of response was considered in assessing their supply chain risk. For those that did respond, 360 unique SORs were identified as processing 3TGs used in the parts and/or components contained in the Company’s Products. The Company has verified that 264 (2 not on CMRT dropdown) of the SORs are RMAP-conformant SORs, 5 SORs are actively progressing toward conformance and 50 SORs are in the Not Active status (which is down from 60 in 2018.) The remaining 41 smelters are not found on the RMI Standard Smelter List and therefore may not be actual smelters. The Company requested company level CMRTs and most of responses received from the Company’s Suppliers during the RCOI were provided at the company level rather than responses specific to the product sold to the Company. One top tier Supplier indicated their inability to obtain more than a 50% response rate from their supply chain, making it impossible to determine the complete list of smelters in the Company’s supply chain. Although the Company pressed this supplier to obtain a more complete SOR list, the effort was ultimately unsuccessful. In addition, some SORs identified by the Suppliers were not listed on any conformant smelter or refiners lists by the RMI, the London Bullion Market Association or the Responsible Jewelry Council and could not be confirmed through the Company’s due diligence as actual SORs. As a result, the Company cannot determine its conflict-free status (as defined by Dodd-Frank) at either a product or company level because it cannot confirm that the SORs identified provide a complete picture of Conflict Minerals sourcing. Of the information that was verified, the chart on the next page lists the country of origin for the 3TG minerals in the Company’s products. 6 43508.00200

Exhibit 1.01 Country of Origin Results for 3TG in the Company’s Products Conflict Country of Origin Notes Mineral Gold Argentina, Austria, Belgium, Benin, Bolivia, Brazil, Canada, Chile, China, Columbia, Czech Republic, Denmark, Ecuador, Eritria, Estonia, Finland, France, Germany, Ghana, Guinea, Guyana, Hong Kong, Hungary, India, Indonesia, Ireland, Italy, Japan, Jordan, Lithuania, Luxembourg, Mali, Malta, Mauritania, Mexico, Monaco, Netherlands, Nicaragua, Niger, Norway, Panama, Peru, Philippines, Poland, Romania, Russian Federation, Rwanda, Saudi Arabia, Singapore, Slovakia, South Africa, South Korea, Swaziland, Sweden, Switzerland, Taiwan, Tanzania, Thailand, Togo, Turkey, Uganda, United Arab Emirates, United Kingdom, United States of America Tantalum Argentina, Austria, Belarus, Bolivia, Brazil, Burundi, The reported tantalum from the DRC China, Columbia, Congo, Democratic Republic of the*, and other covered countries came Ethiopia, France, Germany, Guinea, India, Indonesia, from 7 Smelters all of which have been Ireland, Israel, Japan, Madagascar, Malaysia, audited and validated as "conformant" Mozambique, Namibia, Nigeria, Russian Federation, by the Responsible Mineral Initiative Rwanda, Sierra Leone, Somaliland, Spain, Switzerland, (“RMI”), which is internationally United States of America, Zimbabwe recognized for managing an independent third-party assessment program in line with the OECD Guidance*. Tin Angola, Australia, Austria, Belgium, Benin, Bolivia, Brazil, The reported tin from the DRC and Burundi, Canada, Chile, China, Columbia, Congo, other covered countries came from 2 Democratic Republic of the*, Croatia, Czech Republic, smelters all of which have been Denmark, Egypt, El Salvador, Estonia, France, Gabon, audited and validated as "conformant" Germany, Guinea, Hong Kong, Hungary, India, Indonesia, by the RMI, which is internationally Israel, Italy, Japan, Kazakhstan, Laos, Lebanon, Malaysia, recognized for managing an Mexico, Mongolia, Morocco, Myanmar, Netherlands, independent third-party assessment New Zealand, Nigeria, Pakistan, Peru, Philippines, program in line with the OECD Portugal, Qatar, Russian Federation, Rwanda, Saudi Guidance*. Arabia, Senegal, Singapore, Slovakia, Slovenia, South Africa, South Korea, Spain, Sudan, Switzerland, Taiwan, Tanzania, Thailand, Togo, Tunisia, Turkey, Uganda, Ukraine, United Arab Emirates, United Kingdom, United States of America, Venezuela, Vietnam, Yemen Tungsten Argentina, Austria, Belgium, Bolivia, Brazil, Burundi, The reported tungsten from the DRC Canada, China, Columbia, Congo, Democratic Republic of came from 2 Smelters all of which have the*, Czech Republic, France, Germany, Guinea, Hong been audited and validated as Kong, Indonesia, Japan, Laos, Latvia, Malaysia, Mongolia, "conformant" by the RMI, which is Myanmar, Nigeria, Peru, Portugal, Russian Federation, internationally recognized for Rwanda, Spain, Taiwan, Thailand, Uganda, United Arab managing an independent third-party Emirates, United Kingdom, United States of America, assessment program in line with the Uzbekistan, Vietnam OECD Guidance*. *Note: SORs who receive minerals from the DRC and adjoining countries, i.e. covered countries, can still be declared conformant to the RMAP process. 7 43508.00200

Exhibit 1.01

The 319 SORs identified by the Company's in-scope Suppliers, the minerals processed, and their classification regarding the RMAP list, the LBMA and the RJC, are provided in the table included as Appendix A attached to this Report. A graphical depiction of the 2019 RCOI and due diligence results is provided in Figure 1 as compared to the 2018 results in Figure 2. The validation classifications of the SORs reported in the graphs (Figures 1 and 2) are defined as follows:

- Conformant - These are RMAP-conformant SORs.
- RMAP Active - These are smelters that have committed to undergoing a RMAP audit.
- Not Active - These are smelters that are neither Compliant nor RMAP Active.

An additional classification of the SORs which is included only in Appendix A is:

- Not an eligible SOR - These are non-verified smelters or "unknown".

Figure 1- 2019 Results

Mineral	Gold	Tantalum	Tin	Tungsten	Total
Conformant	105	39	77	43	264
RMAP Active	1	1	1	2	5
Not Active	37	0	10	3	50
Total	143	40	88	48	319


RMAP Active, 5, 1%
Not Active, 50, 16%
Conformant, 264, 83%

Figure 2 – 2018 Results

Mineral	Gold	Tantalum	Tin	Tungsten	Total
Conformant	101	40	73	40	254
RMAP Active	7	0	0	1	8
Not Active	43	2	10	5	60
Total	151	42	83	46	322


RMAP Active, 8, 2%
Not Active, 60, 19%
Conformant, 254, 79%

Future Plans to Mitigate Conflict Minerals Sourcing Risk

The Company plans to implement the following actions with the supply chain to help mitigate the risk of potentially sourcing Conflict Minerals from Suppliers who do not have OECD aligned due diligence measures in place:

- Perform the RCOI process by December of the Reporting Year to allow additional time for Supplier engagement and due diligence.
- Continue to require completion of the CMRT in applicable Requests for Quote ("RFQ") and from applicable new Suppliers upon award of contract (if not part of an RFQ).
- Identify Suppliers that may, based on past performance, need additional due diligence in the future.

8

Exhibit 1.01 Forward-Looking Statements This document contains certain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," “our vision,” "plan," "potential," "preliminary," "predict," "should," "will," or “would” or the negative thereof or other variations thereof or comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These factors are discussed in the Company's Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC and may cause its actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward- looking statement as a result of new information, future events or otherwise, except as otherwise required by law. 9 43508.00200

Exhibit 1.01

APPENDIX A

List of Reported Smelters/Refiners Facilities Processing Minerals Used in the Company's Products as Confirmed by the Responsible Minerals Initiative (RMI) Lists

Number	Metal	Smelter Name	Smelter ID	Remarks
1	Gold	8853 S.p.A.	CID002763	Conformant
2	Gold	Abington Reldan Metals, LLC	CID002708	Not Active
3	Gold	Advanced Chemical Company	CID000015	Conformant
4	Gold	Aida Chemical Industries Co., Ltd.	CID000019	Conformant
5	Gold	Al Etihad Gold LLC	CID002560	Conformant
6	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	Conformant
7	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Conformant
8	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	Conformant
9	Gold	Argor-Heraeus S.A.	CID000077	Conformant
10	Gold	Asahi Pretec Corp.	CID000082	Conformant
11	Gold	Asahi Refining Canada Ltd.	CID000924	Conformant
12	Gold	Asahi Refining USA Inc.	CID000920	Conformant
13	Gold	Asaka Riken Co., Ltd.	CID000090	Conformant
14	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	Not Active
15	Gold	AU Traders and Refiners	CID002850	Conformant
16	Gold	Aurubis AG	CID000113	Conformant
17	Gold	Bangalore Refinery	CID002863	Conformant
18	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Conformant
19	Gold	Boliden AB	CID000157	Conformant
20	Gold	C. Hafner GmbH + Co. KG	CID000176	Conformant
21	Gold	Caridad	CID000180	Not Active
22	Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Conformant
23	Gold	Cendres + Metaux S.A.	CID000189	Conformant
24	Gold	Chimet S.p.A.	CID000233	Conformant
25	Gold	Chugai Mining	CID000264	Conformant
26	Gold	Daejin Indus Co., Ltd.	CID000328	Not Active
27	Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	Not Active
28	Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	Not Active
29	Gold	DODUCO Contacts and Refining GmbH	CID000362	Conformant
30	Gold	Dowa	CID000401	Conformant
31	Gold	DS PRETECH Co., Ltd.	CID003195	Conformant
32	Gold	DSC (Do Sung Corporation)	CID000359	Conformant
33	Gold	Eco-System Recycling Co., Ltd.	CID000425	Conformant
34	Gold	Emirates Gold DMCC	CID002561	Conformant
35	Gold	Fidelity Printers and Refiners Ltd.	CID002515	Not Active

Appendix page 1

Exhibit 1.01

APPENDIX A

36	Gold	GCC Gujrat Gold Centre Pvt. Ltd.	CID002852	Not Active
37	Gold	Geib Refining Corporation	CID002459	Conformant
38	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	Conformant
39	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	Not Active
40	Gold	Guangdong Jinding Gold Limited	CID002312	Not Active
41	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	Not Active
42	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	Not Active
43	Gold	HeeSung Metal Ltd.	CID000689	Conformant
44	Gold	Heimerle + Meule GmbH	CID000694	Conformant
45	Gold	Heraeus Metals Hong Kong Ltd.	CID000707	Conformant
46	Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	Conformant
47	Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	Not Active
48	Gold	HwaSeong CJ CO., LTD.	CID000778	Not Active
49	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	Conformant
50	Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Conformant
51	Gold	Istanbul Gold Refinery	CID000814	Conformant
52	Gold	Italpreziosi	CID002765	Conformant
53	Gold	Japan Mint	CID000823	Conformant
54	Gold	Jiangxi Copper Co., Ltd.	CID000855	Conformant
55	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	Not Active
56	Gold	JSC Uralelectromed	CID000929	Conformant
57	Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Conformant
58	Gold	Kaloti Precious Metals	CID002563	Not Active
59	Gold	Kazakhmys Smelting LLC	CID000956	Not Active
60	Gold	Kazzinc	CID000957	Conformant
61	Gold	Kennecott Utah Copper LLC	CID000969	Conformant
62	Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	Conformant
63	Gold	Kojima Chemicals Co., Ltd.	CID000981	Conformant
64	Gold	Korea Zinc Co., Ltd.	CID002605	Conformant
65	Gold	Kyrgyzaltyn JSC	CID001029	Conformant
66	Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	Not Active
67	Gold	L'azurde Company For Jewelry	CID001032	Not Active
68	Gold	Lingbao Gold Co., Ltd.	CID001056	Not Active
69	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	Not Active
70	Gold	L'Orfebre S.A.	CID002762	Conformant
71	Gold	LS-NIKKO Copper Inc.	CID001078	Conformant
72	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	Not Active
73	Gold	Marsam Metals	CID002606	Conformant
74	Gold	Materion	CID001113	Conformant
75	Gold	Matsuda Sangyo Co., Ltd.	CID001119	Conformant

Appendix page 2

Exhibit 1.01

APPENDIX A

76	Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	Conformant
77	Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Conformant
78	Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	Conformant
79	Gold	Metalor Technologies S.A.	CID001153	Conformant
80	Gold	Metalor USA Refining Corporation	CID001157	Conformant
81	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	Conformant
82	Gold	Mitsubishi Materials Corporation	CID001188	Conformant
83	Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Conformant
84	Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	Conformant
85	Gold	Modeltech Sdn Bhd	CID002857	Not Active
86	Gold	Morris and Watson	CID002282	Not Active
87	Gold	Moscow Special Alloys Processing Plant	CID001204	Conformant
88	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	Conformant
89	Gold	Navoi Mining and Metallurgical Combinat	CID001236	Not Active
90	Gold	Nihon Material Co., Ltd.	CID001259	Conformant
91	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Conformant
92	Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Conformant
93	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	Conformant
94	Gold	OJSC Novosibirsk Refinery	CID000493	Conformant
95	Gold	PAMP S.A.	CID001352	Conformant
96	Gold	Pease & Curren	CID002872	Not Active
97	Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	Not Active
98	Gold	Planta Recuperadora de Metales SpA	CID002919	Conformant
99	Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	Conformant
100	Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Conformant
101	Gold	PX Precinox S.A.	CID001498	Conformant
102	Gold	Rand Refinery (Pty) Ltd.	CID001512	Conformant
103	Gold	Refinery of Seemine Gold Co., Ltd.	CID000522	Not Active
104	Gold	Remondis Argentia B.V.	CID002582	Conformant
105	Gold	Royal Canadian Mint	CID001534	Conformant
106	Gold	SAAMP	CID002761	Conformant
107	Gold	Sabin Metal Corp.	CID001546	Not Active
108	Gold	Safimet S.p.A	CID002973	Conformant
109	Gold	SAFINA A.S.	CID002290	RMAP Active
110	Gold	Sai Refinery	CID002853	Not Active
111	Gold	Samduck Precious Metals	CID001555	Conformant
112	Gold	Samwon Metals Corp.	CID001562	Not Active
113	Gold	SAXONIA Edelmetalle GmbH	CID002777	Conformant
114	Gold	SEMPSA Joyeria Plateria S.A.	CID001585	Conformant

Appendix page 3

Exhibit 1.01

APPENDIX A

115	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	Not Active
116	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	Conformant
117	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	Conformant
118	Gold	Singway Technology Co., Ltd.	CID002516	Conformant
119	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Conformant
120	Gold	Solar Applied Materials Technology Corp.	CID001761	Conformant
121	Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	Not Active
122	Gold	Sudan Gold Refinery	CID002567	Not Active
123	Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Conformant
124	Gold	SungEel HiMetal Co., Ltd.	CID002918	Conformant
125	Gold	T.C.A S.p.A	CID002580	Conformant
126	Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Conformant
127	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	Conformant
128	Gold	Tokuriki Honten Co., Ltd.	CID001938	Conformant
129	Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	Not Active
130	Gold	Tony Goetz NV	CID002587	Not Active
131	Gold	TOO Tau-Ken-Altyn	CID002615	Conformant
132	Gold	Torecom	CID001955	Conformant
133	Gold	Umicore Brasil Ltda.	CID001977	Conformant
134	Gold	Umicore Precious Metals Thailand	CID002314	Conformant
135	Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Conformant
136	Gold	United Precious Metal Refining, Inc.	CID001993	Conformant
137	Gold	Valcambi S.A.	CID002003	Conformant
138	Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	Conformant
139	Gold	WIELAND Edelmetalle GmbH	CID002778	Conformant
140	Gold	Yamakin Co., Ltd.	CID002100	Conformant
141	Gold	Yokohama Metal Co., Ltd.	CID002129	Conformant
142	Gold	Yunnan Copper Industry Co., Ltd.	CID000197	Not Active
143	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	Conformant
144	Tantalum	Asaka Riken Co., Ltd.	CID000092	Conformant
145	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	Conformant
146	Tantalum	CP Metals Inc.	CID003402	RMAP Active
147	Tantalum	D Block Metals, LLC	CID002504	Conformant
148	Tantalum	Exotech Inc.	CID000456	Conformant
149	Tantalum	F&X Electro-Materials Ltd.	CID000460	Conformant
150	Tantalum	FIR Metals & Resource Ltd.	CID002505	Conformant
151	Tantalum	Global Advanced Metals Aizu	CID002558	Conformant

Appendix page 4

Exhibit 1.01

APPENDIX A

152	Tantalum	Global Advanced Metals Boyertown	CID002557	Conformant
153	Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	Conformant
154	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	Conformant
155	Tantalum	H.C. Starck Co., Ltd.	CID002544	Conformant
156	Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	Conformant
157	Tantalum	H.C. Starck Inc.	CID002548	Conformant
158	Tantalum	H.C. Starck Ltd.	CID002549	Conformant
159	Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550	Conformant
160	Tantalum	H.C. Starck Tantalum and Niobium GmbH	CID002545	Conformant
161	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	Conformant
162	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	Conformant
163	Tantalum	Jiangxi Tuohong New Raw Material	CID002842	Conformant
164	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	Conformant
165	Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	Conformant
166	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	Conformant
167	Tantalum	KEMET Blue Metals	CID002539	Conformant
168	Tantalum	KEMET Blue Powder	CID002568	Conformant
169	Tantalum	LSM Brasil S.A.	CID001076	Conformant
170	Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	Conformant
171	Tantalum	Mineracao Taboca S.A.	CID001175	Conformant
172	Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Conformant
173	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	Conformant
174	Tantalum	NPM Silmet AS	CID001200	Conformant
175	Tantalum	Power Resources Ltd.	CID002847	Conformant
176	Tantalum	QuantumClean	CID001508	Conformant
177	Tantalum	Resind Industria e Comercio Ltda.	CID002707	Conformant
178	Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	Conformant
179	Tantalum	Solikamsk Magnesium Works OAO	CID001769	Conformant
180	Tantalum	Taki Chemical Co., Ltd.	CID001869	Conformant
181	Tantalum	Telex Metals	CID001891	Conformant
182	Tantalum	Ulba Metallurgical Plant JSC	CID001969	Conformant
183	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	Conformant
184	Tin	Alpha	CID000292	Conformant
185	Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	Not Active
186	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	Conformant
187	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	Conformant
188	Tin	China Tin Group Co., Ltd.	CID001070	Conformant
189	Tin	CNMC (Guangxi) PGMA Co., Ltd.	CID000278	Not Active
190	Tin	CV Ayi Jaya	CID002570	Conformant
191	Tin	CV Dua Sekawan	CID002592	Conformant

Appendix page 5

Exhibit 1.01

APPENDIX A

192	Tin	CV Gita Pesona	CID000306	Conformant
193	Tin	CV United Smelting	CID000315	Conformant
194	Tin	CV Venus Inti Perkasa	CID002455	Conformant
195	Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	Not Active
196	Tin	Dowa	CID000402	Conformant
197	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Not Active
198	Tin	EM Vinto	CID000438	Conformant
199	Tin	Estanho de Rondonia S.A.	CID000448	Not Active
200	Tin	Fenix Metals	CID000468	Conformant
201	Tin	Gejiu Fengming Metallurgy Chemical Plant	CID002848	Conformant
202	Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	Conformant
203	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	Conformant
204	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	Conformant
205	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	Conformant
206	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	Conformant
207	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CID002849	Conformant
208	Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	Conformant
209	Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760	Conformant
210	Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	Conformant
211	Tin	Ma'anshan Weitai Tin Co., Ltd.	CID003379	Conformant
212	Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	Conformant
213	Tin	Malaysia Smelting Corporation (MSC)	CID001105	Conformant
214	Tin	Melt Metais e Ligas S.A.	CID002500	Conformant
215	Tin	Metallic Resources, Inc.	CID001142	Conformant
216	Tin	Metallo Belgium N.V.	CID002773	Conformant
217	Tin	Metallo Spain S.L.U.	CID002774	Conformant
218	Tin	Mineracao Taboca S.A.	CID001173	Conformant
219	Tin	Minsur	CID001182	Conformant
220	Tin	Mitsubishi Materials Corporation	CID001191	Conformant
221	Tin	Modeltech Sdn Bhd	CID002858	Not Active
222	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Not Active
223	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Conformant
224	Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Conformant
225	Tin	Operaciones Metalurgical S.A.	CID001337	Conformant
226	Tin	Precious Minerals and Smelting Limited	CID003409	RMAP Active
227	Tin	PT Aries Kencana Sejahtera	CID000309	Conformant
228	Tin	PT Artha Cipta Langgeng	CID001399	Conformant
229	Tin	PT ATD Makmur Mandiri Jaya	CID002503	Conformant
230	Tin	PT Babel Inti Perkasa	CID001402	Conformant

Appendix page 6

Exhibit 1.01

APPENDIX A

231	Tin	PT Babel Surya Alam Lestari	CID001406	Conformant
232	Tin	PT Bangka Prima Tin	CID002776	Conformant
233	Tin	PT Bangka Serumpun	CID003205	Conformant
234	Tin	PT Bangka Tin Industry	CID001419	Conformant
235	Tin	PT Belitung Industri Sejahtera	CID001421	Conformant
236	Tin	PT Bukit Timah	CID001428	Conformant
237	Tin	PT DS Jaya Abadi	CID001434	Conformant
238	Tin	PT Eunindo Usaha Mandiri	CID001438	Not Active
239	Tin	PT Inti Stania Prima	CID002530	Conformant
240	Tin	PT Karimun Mining	CID001448	Conformant
241	Tin	PT Kijang Jaya Mandiri	CID002829	Conformant
242	Tin	PT Lautan Harmonis Sejahtera	CID002870	Conformant
243	Tin	PT Menara Cipta Mulia	CID002835	Conformant
244	Tin	PT Mitra Stania Prima	CID001453	Conformant
245	Tin	PT Panca Mega Persada	CID001457	Conformant
246	Tin	PT Premium Tin Indonesia	CID000313	Conformant
247	Tin	PT Prima Timah Utama	CID001458	Conformant
248	Tin	PT Rajawali Rimba Perkasa	CID003381	Conformant
249	Tin	PT Rajehan Ariq	CID002593	Conformant
250	Tin	PT Refined Bangka Tin	CID001460	Conformant
251	Tin	PT Sariwiguna Binasentosa	CID001463	Conformant
252	Tin	PT Stanindo Inti Perkasa	CID001468	Conformant
253	Tin	PT Sukses Inti Makmur	CID002816	Conformant
254	Tin	PT Sumber Jaya Indah	CID001471	Conformant
255	Tin	PT Timah (Persero) Tbk Kundur	CID001477	Conformant
256	Tin	PT Timah (Persero) Tbk Mentok	CID001482	Conformant
257	Tin	PT Tinindo Inter Nusa	CID001490	Conformant
258	Tin	PT Tirus Putra Mandiri	CID002478	Conformant
259	Tin	PT Tommy Utama	CID001493	Conformant
260	Tin	Resind Industria e Comercio Ltda.	CID002706	Conformant
261	Tin	Rui Da Hung	CID001539	Conformant
262	Tin	Soft Metais Ltda.	CID001758	Conformant
263	Tin	Super Ligas	CID002756	Not Active
264	Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	CID002834	Conformant
265	Tin	Thaisarco	CID001898	Conformant
266	Tin	Tin Technology & Refining	CID003325	Conformant
267	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Not Active
268	Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	Conformant
269	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	Conformant
270	Tin	Yunnan Tin Company Limited	CID002180	Conformant

Appendix page 7

Exhibit 1.01

APPENDIX A

271	Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	Conformant
272	Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004	Conformant
273	Tungsten	ACL Metais Eireli	CID002833	Conformant
274	Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Conformant
275	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	Conformant
276	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	Conformant
277	Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CID003401	Conformant
278	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499	Conformant
279	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645	Conformant
280	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	Conformant
281	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	Conformant
282	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	Conformant
283	Tungsten	Global Tungsten & Powders Corp.	CID000568	Conformant
284	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	Conformant
285	Tungsten	H.C. Starck Smelting GmbH & Co. KG	CID002542	Conformant
286	Tungsten	H.C. Starck Tungsten GmbH	CID002541	Conformant
287	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	Conformant
288	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579	Conformant
289	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	Conformant
290	Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CID003182	Conformant
291	Tungsten	Hydrometallurg, JSC	CID002649	Conformant
292	Tungsten	Japan New Metals Co., Ltd.	CID000825	Conformant
293	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	Conformant
294	Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CID002647	RMAP Active
295	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	Conformant
296	Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	Not Active
297	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	Conformant
298	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	Conformant
299	Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CID002535	Not Active
300	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	Conformant
301	Tungsten	JSC "Kirovgrad Hard Alloys Plant"	CID003408	RMAP Active
302	Tungsten	Kennametal Fallon	CID000966	Conformant
303	Tungsten	Kennametal Huntsville	CID000105	Conformant
304	Tungsten	KGETS Co., Ltd.	CID003388	Conformant
305	Tungsten	Lianyou Metals Co., Ltd.	CID003407	Conformant
306	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	Conformant
307	Tungsten	Moliren Ltd.	CID002845	Conformant
308	Tungsten	Niagara Refining LLC	CID002589	Conformant

Appendix page 8

Exhibit 1.01

APPENDIX A

309	Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543	Conformant
310	Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	Conformant
311	Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CID002815	Not Active
312	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	Conformant
313	Tungsten	Unecha Refractory metals plant	CID002724	Conformant
314	Tungsten	Wolfram Bergbau und Hutten AG	CID002044	Conformant
315	Tungsten	Woltech Korea Co., Ltd.	CID002843	Conformant
316	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	Conformant
317	Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	Conformant
318	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	Conformant
319	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095	Conformant

Appendix page 9